Exhibit 5.1

THE CRONE LAW GROUP
101 Montgomery Street, Suite 1950
San Francisco, CA  94104
415.955.8900
415.955.8910 fax

December 15, 2009

China North East Petroleum Holdings Limited
445 Park Avenue
New York, NY  10022

Re:   Sale of Common Stock and Warrants registered pursuant to Registration Statement on Form S-3 (File No. 333-160299)

Ladies and Gentlemen:

In our capacity as counsel to China North East Petroleum Holdings Limited, a Nevada corporation (the “Company”), we have been asked to render this opinion in connection with a registration statement on Form S-3, File No. 333-160299(the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the preliminary prospectus supplement filed pursuant to Rule 424(b) under the Act, dated as of December 15, 2009 (the “Prospectus Supplement”), in connection with the registration by the Company of the following securities: (i) 1,963,637 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), and 392,728 warrants to purchase Common Stock at an exercise price of $8.10 per share (the “Warrants”) and (iii) 392,728 shares (the “Warrant Shares”) of Common Stock that are issuable upon exercise of the Warrants.

We are delivering this opinion to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with rendering this opinion, we have examined and are familiar with (i) the Company’s Amended and Restated Certificate of Incorporation, as amended, (ii) the Company’s Amended and Restated By-Laws, (iii) the Registration Statement, including the prospectus contained therein, (iv) the the Prospectus Supplement (such prospectus and the Prospectus Supplement are collectively referred to herein as the “Prospectus”), (vi) corporate proceedings of the Company relating to the Shares, the Warrants and the Warrant Shares, and (v) such other instruments and documents as we have deemed relevant under the circumstances.

In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1. The Shares have been duly authorized by the Company and, when issued in accordance with the terms set forth in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

2. The Warrant Shares have been duly authorized by the Company and, when issued in accordance with the terms set forth in the Registration Statement and the Prospectus, and, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

3. The Warrants have been duly authorized by the Company and, when issued in accordance with the terms set forth in the Registration Statement and the Prospectus, will be validly issued.

The foregoing opinion is limited to the laws of the United States of America and Nevada corporate law (which includes the Nevada Corporation Law and applicable provisions of the Nevada constitution, as well as reported judicial opinions interpreting same), and we do not purport to express any opinion on the laws of any other jurisdiction.

We hereby consent to the use of our opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading “Legal Matters” in the prospectus comprising a part of the Registration Statement and any amendment thereto.  In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ The Crone Law Group
THE CRONE LAW GROUP